Upland Software Reports Fourth Quarter and Full Year 2014 Financial Results
- Reports record fourth quarter and 2014 revenues as annual dollar renewal rate increases to 96%
- Increases customer count to over 1,600 with more than 225,000 users
- Sees growth and operating efficiencies driving expanded Adjusted EBITDA margins in 2015

AUSTIN, Texas, March 26, 2015 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management applications, today reported its financial results for the fourth quarter and full year ended December 31, 2014, and provided guidance for its first quarter and full year 2015.

Fourth Quarter 2014 Financial Highlights

•
Total revenue was $16.5 million, an increase of 36% from total revenue of $12.1 million in the fourth quarter of 2013. On a constant currency basis, total revenue was $16.8 million with a year-over-year growth of 39%.

•
Subscription and support revenue was $12.7 million, an increase of 42% from subscription and support revenue of $9.0 million in the fourth quarter of 2013. On a constant currency basis, year-over-year subscription and support revenue growth was 45%.

•	GAAP net loss was $2.7 million compared to a net loss of $5.2 million in the fourth quarter of 2013.

•
Adjusted EBITDA was $698 thousand, an increase of 712% compared to $86 thousand in the fourth quarter of 2013. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the fourth quarter was $31.0 million.

Full Year 2014 Financial Highlights

•
Total revenue was $64.6 million, an increase of 57% compared to total revenue of $41.2 million in 2013. On a constant currency basis, total revenue was $65.8 million with a year-over-year growth of 60%.

•
Subscription and support revenue was $48.6 million, an increase of 57% compared to subscription and support revenue of $30.9 million in 2013. On a constant currency basis, year-over-year growth in subscription and support revenue was 60%.

•	GAAP net loss was $20.1 million compared to a net loss of $9.2 million in 2013. GAAP net loss for 2014 reflects a pre-IPO one-time non-cash charge of $11.2 million.

•	Adjusted EBITDA was $3.9 million, an increase of 44% compared to $2.7 million in 2013.

“We are pleased to report our second consecutive quarter of record revenues since our IPO, closing out a strong 2014,” said Jack McDonald, Chairman and CEO of Upland Software. “As we look forward to 2015, we see opportunities to drive revenue growth through increasing penetration in our more than 1,600 customer accounts, acquire additional best-of-breed cloud-based Enterprise Work Management applications for the Upland product family and continue to improve our operational efficiency.”

“We executed well against key operating metrics throughout 2014, with strong operational improvements and margin performance,” said Mike Hill, CFO of Upland Software. “For 2015, we plan to continue our focus on operational efficiency and Adjusted EBITDA margin expansion.”
Fourth Quarter and Full Year 2014 Business Highlights

•	Added 85 new customer relationships, including 8 major accounts, during the fourth quarter, increasing our year-end 2014 total customer count to over 1,600 with more than 225,000 users.

•	Opened our first European data center in London during the third quarter, a highly secure facility to serve EMEA customers.

•	Improved our annual dollar renewal rate (DRR) to 96% for the full year 2014 from 90% for the full year 2013.

•	Increased our contracted annualized recurring revenue (CARR) to $57.9 million from $49.1 million on a constant currency basis at year-end 2014.

•	Continued customer-driven innovation with major productivity-enhancing product releases in the fourth quarter, including new releases of our:

◦
IT Financial Management application, ComSci, with new and enhanced capabilities for cost modeling and optimization, enabling customers to take a more predictive and prescriptive approach to improving business performance;

◦	Enterprise Content Management application, FileBound, with enhanced mobile capability and detailed analytics around defined workflows as well as content in use;

◦	Professional Services Automation application, Tenrox, with financial planning and analytical enhancements, expanded platform support and improved performance.

•
Expanded our product family by acquiring two cloud-based software businesses: Solution Q, Inc. and its SaaS project and portfolio management (PPM) application, Eclipse PPM, and Mobile Commons, Inc. and its cloud-based, mobile engagement management application.

•	Became a public company and commenced trading on the Nasdaq Global Market (NASDAQ) under the ticker symbol “UPLD” on November 6, 2014.

Business Outlook
For the quarter ending March 31, 2015, Upland expects its constant currency total revenue to be in the range of $17.6 million to $18.4 million, or growth of 15% at the mid-point over the quarter ended March 31, 2014, and reported total revenue to be in the range of $17.0 million to $17.8 million, or growth of 11% at the mid-point over the quarter ended March 31, 2014, based on the current foreign currency exchange rates. Adjusted EBITDA is expected to be in the range of breakeven to $500 thousand, or Adjusted EBITDA margin of 1% of total revenue at the mid-point for the same period.
For the full year ending December 31, 2015, Upland expects its constant currency total revenue to be in the range of $70.7 million to $74.7 million, or growth of 13% at the mid-point over the full year ended December 31, 2014, and reported total revenue to be in the range of $68.1 million to $72.1 million, or growth of 9% at the mid-point over the full year ended December 31, 2014.

Adjusted EBITDA is expected to be in the range of $2.3 million to $4.3 million, or Adjusted EBITDA margin of 5% of total revenue at the mid-point for the same period. Upland expects to achieve an 8% to 12% quarterly Adjusted EBITDA margin by the fourth quarter of 2015, or 10% at the mid-point.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 95986891. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on March 26, 2015 through 11:59 p.m. Eastern Time on April 10, 2015 at investor.uplandsoftware.com.
About Upland Software
Upland Software, Inc. is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of the organization. With more than 1,600 customers around the globe, and over 225,000 users, Upland helps teams in IT, marketing, finance, professional services and process excellence run their operations smoothly, adapt to change quickly and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To provide investors with additional information regarding Upland’s financial results, Upland has disclosed in the table below and elsewhere in this press release Adjusted EBITDA, a non-GAAP financial measure. Upland provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Upland defines Adjusted EBITDA as net loss, calculated in accordance with GAAP, plus discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses and one-time litigation expense.
Upland discloses Adjusted EBITDA because it is a key measure used by management, investors and others to understand and evaluate our financial and operating performance, establish our annual operating budgets and operational goals and to assess the effectiveness of our business strategies. Upland believes it also provides more consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our operations and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, Adjusted EBITDA has limitations as an analytical tool, and Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA together with other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Upland’s 2015 revenue guidance excludes the impact of reductions due to deferred revenue discounts as a result of GAAP purchase accounting adjustments related to the acquisitions of Solution Q, Inc. and Mobile Commons, Inc. in the fourth quarter of 2014. Upland estimates the total amount of any such adjustments in 2015 to be less than $250 thousand.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. We believe that our ability to retain our customers and expand their recurring revenue growth over time will be an indicator of the stability of our revenue base and the long-term value of our customer relationships. We track the annual net dollar renewal rate for contracts corresponding to applications that have been part of the Upland family for five quarters or more. Annualized revenue run-rate equals our annualized fourth quarter 2014 total revenue, plus each of Solution Q, Inc.‘s and Mobile Commons, Inc.’s annualized fourth quarter 2014 total revenue.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Accordingly, you should not place undue reliance on these forward-looking statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Forward-looking statements include information concerning our financial performance and our ability to achieve or sustain profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation of and reliability of our third-party data centers; and other risks and potential risk factors that could affect Upland’s business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on November 6, 2014 and its quarterly report filed on Form 10-Q, which was filed on December 22, 2014, and amended on January 22, 2015. All such statements speak only as of the date made. Additional information will also be set forth in Upland’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. Upland does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Subscription and support	$ 12,715	$ 8,974	$ 48,625	$ 30,887
Perpetual license	840	868	2,787	2,003
Total product revenue	13,555	9,842	51,412	32,890
Professional services	2,920	2,292	13,162	8,303
Total revenue	16,475	12,134	64,574	41,193
Cost of revenue:
Subscription and support	3,950	2,429	14,042	7,787
Professional Services	2,037	1,425	9,079	5,680
Total cost of revenue	5,987	3,854	23,121	13,467
Gross profit	10,488	8,280	41,453	27,726

Operating expenses:
Sales and marketing	3,752	3,496	14,670	10,625
Research and development	3,979	3,204	26,165	10,340
Refundable Canadian tax credits	(682)	(143)	(1,094)	(583)
General and administrative	4,330	2,250	13,561	6,832
Depreciation and amortization	1,122	735	4,310	3,670
Acquisition-related expenses	1,557	911	2,186	1,461
Total operating expenses	14,058	10,453	59,798	32,345
Loss from operations	(3,570)	(2,173)	(18,345)	(4,619)

Other Expense:
Interest expense, net	(720)	(1,816)	(1,951)	(2,797)
Other income (expense), net	409	(553)	101	(431)
Total other expense	(311)	(2,369)	(1,850)	(3,228)
Loss before provision for income taxes	(3,881)	(4,542)	(20,195)	(7,847)
Provision for income taxes	1,206	(506)	78	(708)
Loss from continuing operations	(2,675)	(5,048)	(20,117)	(8,555)
Loss from discontinued operations	0	(131)	0	(642)
Net loss	(2,675)	(5,179)	(20,117)	(9,197)
Preferred stock dividends and accretion	(204)	(65)	(1,524)	(98)
Net loss attributable to common shareholders	(2,879)	(5,244)	(21,641)	(9,295)

Net loss per common share:
Loss from continuing operations per common share, basic and diluted	$ (0.30)	$ (3.57)	$ (4.43)	$ (7.23)
Income (loss) from discontinued operations per common share,
basic and diluted	0	$ (0.09)	0	$ (0.54)
Net loss per common share, basic and diluted	$ (0.30)	$ (3.66)	$ (4.43)	$ (7.77)
Weighted-average common shares outstanding, basic and diluted	9,507,246	1,430,233	4,889,901	1,196,668

Upland Software, Inc.
Calculation of Weighted-Average Basic and Diluted Shares Assuming Conversion of Redeemable Convertible Preferred Stock
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Basic and Diluted:
GAAP basic weighted average common shares	9,507,246	1,430,233	4,889,901	1,196,668
Add: Weighted average shares from assumed conversion of redeemable convertible preferred stock	3,164,456	5,084,126	5,916,971	4,801,945
Basic and Diluted weighted-average common shares (as converted basis)	12,671,702	6,514,359	10,806,872	5,998,613

Upland Software, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$ (2,675)	$ (5,179)	$ (20,117)	$ (9,197)
Net (income)/loss from discontinued operations	0	131	0	642
Depreciation and amortization expense	1,994	1,223	7,456	5,310
Interest expense, net	720	1,816	1,951	2,797
Other expense (income), net	(409)	553	(101)	431
Provision for income taxes	(1,206)	506	(78)	708
Stock-based compensation expense	460	125	1,077	498
Acquisition-related expenses	1,557	911	2,186	1,461
Stock-based compensation expense - related party vendor	0	0	11,220	0
Non-recurring litigation costs	257	0	257	0
Adjusted EBITDA	$ 698	$ 86	$ 3,851	$ 2,650

Total Revenue	$ 16,475	$ 12,134	$ 64,574	$ 41,193

Adjusted EBITDA margin	4.2%	0.7%	6.0%	6.4%

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash	$ 30,988	$ 4,703
Accounts receivable, net of allowance	14,559	11,026
Prepaid and other	2,069	2,562

Total current assets	47,616	18,291

Canadian tax credits receivable	3,959	3,583
Property and equipment, net	3,930	3,942
Intangible assets, net	34,751	34,747
Goodwill	45,146	33,630
Other assets	364	654

Total assets	$ 135,766	$ 94,847

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (deficit)
Current liabilities:
Accounts payable	$ 2,258	$ 1,280
Accrued compensation	2,372	2,725
Accrued expenses and other	4,304	2,654
Deferred revenue	21,182	16,620
Due to seller	4,365	1,033
Current maturities of notes payable	10,964	5,245

Total current liabilities	$ 45,445	$ 29,557

Commitments and contingencies:
Canadian tax credit liability to sellers	1,616	2,595
Notes payable, less current maturities	12,407	23,438
Deferred tax liability	3,006	3,084
Deferred revenue	194	416
Other long term liabilities	1,701	1,101

Total liabilities	64,369	60,191

Redeemable convertible preferred stock	0	50,538
Stockholders’ equity (deficit):
Common stock	2	0
Additional paid-in capital	108,337	0
Accumulated other comprehensive loss	(1,716)	(773)
Accumulated deficit	(35,226)	(15,109)
Total stockholders’ equity (deficit)	71,397	(15,882)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (deficit)	$ 135,766	$ 94,847

Upland Software, Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2014	2013
Operating activities:
Net loss	$ (20,117)	$ (9,197)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation & Amortization	7,457	5,595
Deferred Income Taxes	(703)	(104)
Non-cash interest and other expense	589	1,585
Non-cash stock compensation expense	1,077	498
Stock-based compensation-related party vendor	11,220	0
Changes in operating assets and liabilities, net of purchase:
Accounts receivable	(1,579)	2,941
Prepaids and other	243	(1,617)
Accounts payable	1,116	(1,113)
Accrued expenses and other liabilities	(752)	2,176
Deferred revenue	2,626	(1,003)
Net cash provided by (used in) operating activities	1,177	(239)
Investing activities:
Purchases of property and equipment	(861)	(263)
Purchase business combinations, net of cash acquired	(6,217)	(28,175)
Cash included in distribution of spin-off	0	(127)
Net cash used in investing activities	(7,078)	(28,565)
Financing activities:
Payments on capital leases	(541)	(351)
Proceeds from notes payable	5,685	28,036
Payments on notes payable	(10,910)	(17,516)
Issuance of redeemable preferred stock, net of issuance costs	(97)	19,716
Issuance of common stock, net of issuance costs	38,846	0
Additional consideration paid to sellers of businesses	(599)	(321)
Net cash provided by (used in) financing activities	32,384	29,564
Effect of exchange rate fluctuations on cash	(198)	51
Net change in cash and cash equivalents	26,285	811
Cash and cash equivalents, beginning of period	4,703	3,892
Cash and cash equivalents, end of period	$ 30,988	$ 4,703
Supplemental disclosures of cash flow information
Cash paid for interest	$ 1,382	$ 1,221
Cash paid for taxes	252	287
Noncash investing and financing activities
Notes payable issue to sellers in business combinations	0	$ 3,500
Equipment acquired pursuant to capital lease obligations	$ 406	$ 649

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Karoline McLaughlin
Upland Software
512.960.1028
kmclaughlin@uplandsoftware.com